Exhibit (j) under Form N-1A
                                           Exhibit 99 under Item 601/ Reg. S-K






           Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 68 to the Registration Statement (Form N-1A, No. 33-20673) of MTB Group of Funds and to the incorporation by reference of our report dated February 10, 2006 on MTB Large Cap Growth Fund II, MTB Large Cap Value Fund II, MTB Managed Allocation Fund-Moderate Growth II, MTB Managed Allocation Fund-Conservative Growth II, and MTB Managed Allocation Fund- Aggressive Growth II (five of the portfolios constituting MTB Group of Funds) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2005.



                                                ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2006